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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of E Com Ventures, Inc. on Form S-8 of our report dated April 27, 2001, appearing in the Annual Report on Form 10-K of E Com Ventures, Inc. for the year ended February 3, 2001.


/s/ Deloitte & Touche LLP
Miami, Florida
September 26, 2001